UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 6, 2005


                                 POLYPORE, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


Delaware                       333-119224                  57-1006871
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(State or other             (Commission File               (IRS Employer
jurisdiction of                 Number)                    Identification No.)
incorporation)

                             13800 South Lakes Drive
                               Charlotte, NC 28273
                               -------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (704) 587-8409
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

     On July 6, 2005, Polypore International, Inc. (the "Company") entered into an employment agreement with Robert B. Toth pursuant to which Mr. Toth will serve as the Company's Chief Executive Officer and President and as the Chief Executive Officer and President of the Company's subsidiary, Polypore, Inc. Mr. Toth will serve on the Board of Directors of both companies (the "Board"). The agreement has an initial term that runs until July 6, 2008 and is automatically renewed for successive one year terms unless and until either party delivers notice of termination within 120 days of the expiration of the then current term. Mr. Toth's initial annual base salary is $450,000, which can be increased (but not decreased) at the discretion of the Board. Additionally, on January 1, 2006, Mr. Toth's annual base salary will automatically be increased by 5%. While Mr. Toth will generally be eligible for an annual cash bonus based solely on the achievement of performance targets, his bonus for the 2005 fiscal year will be at least equal to $225,000. Pursuant to the employment agreement, Mr. Toth was granted options to purchase 4,152 shares of the Company's common stock. Subject to the achievement of certain performance targets, such options will vest ratable on each of the first four anniversaries of the date of grant. In addition to his option grant, Mr. Toth will be entitled to purchase additional shares of the Company's common stock during the first year of his employment term at $875 per unit.

     If Mr. Toth's employment with the Company is terminated by the Company without "cause" (as defined in the employment agreement), by Mr. Toth for "good reason" (as defined in the employment agreement) or as a result of the Company's election not to renew the term of employment, Mr. Toth will be entitled to (A) all accrued and unpaid base salary, reimbursements and employee benefits through the date of termination (the "Accrued Obligations"), (B) a lump sum payment of an amount equal to the greater of (i) the aggregate remaining annual base salary through the remainder of the then current term, or (ii) his then current annual base salary, (C) a continuation of his employee benefits until the later of (i) 12 months, or (ii) the expiration of the then current term of employment, and
(D) a lump sun  payment of an amount  equal to the product of (i) the greater of
(a) one, or (b) a fraction, the numerator which equals the number of whole months remaining in the then current term of employment (including the month of termination) and the denominator which equals twelve, and (ii) the greater of
(a) Mr. Toth's annual bonus for the preceding fiscal year, and (b) 50% of Mr. Toth's target bonus for the year of such termination. Additionally, upon the Company's election not to renew the term of employment, Mr. Toth will be entitled to his annual bonus for the year in which such expiration occurs, if the Company achieves its performance targets for the year of such expiration. If Mr. Toth's employment with the Company is terminated by the Company for "cause" or by Mr. Toth without "good reason", Mr. Toth will only be entitled to the Accrued Obligations. If Mr. Toth's employment with the Company is terminated by reason of Mr. Toth's death or "disability" (as defined in the employment agreement), Mr. Toth is entitled to (A) the Accrued Obligations, (B) a pro rata portion of his annual bonus, if the Company achieves its performance targets for the year of such termination, and (C) a continuation of his employee benefits for the earlier to occur of (i) 12 months, or (ii) an election by Mr. Toth or his beneficiaries to discontinue coverage.

     The   employment   agreement   contains   one  year   non-competition   and
non-solicitation provisions following a termination of employment. The employment agreement also contains a standard confidentiality provision. If there is any litigation concerning a breach of the employment agreement, the prevailing party is entitled to recover all reasonable attorney's fees and costs from the other party.

Item 5.02. Departure or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective as of July 6, 2005, Robert B. Toth, 44, was appointed Chief Executive Officer and President of the Company and Chief Executive Officer and President of the Company's subsidiary, Polypore, Inc. Mr. Toth was also elected to serve as a member of the Board of Directors of both companies. See Item 1.01 for a description of the terms of the employment agreement and option agreement entered into between Mr. Toth and the Company.

     Mr. Toth previously was Chief Executive Officer and President of CP Kelco ApS, a leading global manufacturer of hydrocolloids, with more than 2,000 customers in over 100 countries and facilities in North America, Europe, Asia and Latin America. Prior to joining CP Kelco in June of 2001, he spent 19 years at Monsanto

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and Solutia Inc. in roles of  increasing  responsibility,  most recently as Vice
President and General Manager of the Resins and Additives division of Solutia.

     Effective as of July 6, 2005, Frank Nasisi has retired from his position as the Company's Chief Executive Officer and President and as Chief Executive Officer and President of the Company's subsidiary Polypore, Inc. Mr. Nasisi will remain on the Board and will continue to provide services to the Company in his new capacity as the Vice Chairman of the Board.

Item 8.01.  Other Events

     On July 7, 2005,  the Company issued a press  release,  attached  hereto as
Exhibit 99.1, which is incorporated herein by reference, announcing the appointment of Mr. Toth to Chief Executive Officer and President of the Company.

Item 9.01.  Financial Statements and Exhibits

           (c)  Exhibits:

     99.1 Press release issued by the Company on July 7, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.







                                       By   /s/  Lynn Amos
                                           -------------------------------------
                                            Name:  Lynn Amos
                                            Title: Chief Financial Officer



Date:  July 12, 2005


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                                  EXHIBIT INDEX


Exhibit:

99.1 Press release issued by the Company on July 7, 2005.



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